Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 Nos. 333-78471, 333-78467, 333-78469, 333-78473, 333-50418, 333-50202, 333-65044, 333-102060, 333-111803, 333-125463 and 333-125464) pertaining to the 1998 Employee Stock Purchase Plan, the Amended and Restated 1997 Stock Incentive Plan, the 1989 Stock Option Plan, the 1998 Director Stock Option Plan, the 1990 Incentive Stock Option Plan, the 1997 Incentive Stock Option Plan, the 2000 Stock Incentive Plan, and the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc.

(2) Registration Statements (Form S-3 Nos. 333-43842, 333-50810, 333-62330, 333-73366, 333-102064, 333-116196 and 333-122906) of Bottomline Technologies (de), Inc.

of our reports dated August 29, 2005 with respect to the consolidated financial statements and schedule of Bottomline Technologies (de), Inc., Bottomline Technologies (de), Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Bottomline Technologies (de), Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2005.

/S/ ERNST & YOUNG LLP

Boston, Massachusetts

September 8, 2005